Exhibit 10.6









                                   December 1996





Dear Warrant Holder:

     Bion Environmental Technologies, Inc. (the "Company") hereby offers, effective December 1, 1996, to exchange each of your warrants to purchase common stock of the Company at a price per share of $4.50 for Class E-1 Warrants to purchase one and one half times the prior amount of common stock of the Company at a price per share of $6.00. The Class E-1 warrants will be exercisable for a period commencing January 1, 2001 and expiring December 31, 2001. Please contact the Company to indicate your participation in this offer.

                                   Very truly yours,

                                   /s/ Jon Northrop


                                   Jon Northrop
                                   Chief Executive Officer




                           Exhibit 1


Warrants exchanged


                                                     Class E-1
Warrant Holder           Warrants Replaced        Warrants Issued


Dublin Holding, Ltd.          1,006,509                1,509,764

Mark Smith                      500,000                  750,000

Rosalynde Smith                  25,000                   37,500

Diana Smith                      25,000                   37,500

Kelly Moone                      30,000                   45,000

Quenby Moone                     10,000                   15,000

Christopher Moone                10,000                   15,000

Jere Northrop                   400,000                  600,000

Jon Northrop                    400,000                  600,000

                              2,406,509                3,609,764


Warrants to be exchanged

Harley E. Northrop               17,000                   25,500
